CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in post-effective amendment #3 to the Registration Statement on Form N-1A of the CM Advisers Family of Funds. Such reference is included in the Statement of Additional Information under "Independent Registered Public Accounting Firm".





                                      /s/ Briggs, Bunting & Dougherty, LLP

Philadelphia, Pennsylvania
June 28, 2005